UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 23, 2023
Date of Report (date of earliest event reported)

Momentus Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 N. First Street San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

(650) 564-7820
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MNTS	The Nasdaq Stock Market LLC
Warrants	MNTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01          Entry into a Material Definitive Agreement.

On February 23, 2023, Momentus Inc., a Delaware corporation (“Momentus” or the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an investor (the “Investor”), pursuant to which the Company may issue and sell to the Investor in a registered offering (the “Offering”), (i) an aggregate of 9,396,000 shares of the Company’s Class A common stock, par value $0.00001 per share (the “Class A Stock”), at a purchase price of $0.8646 per share, (ii) in lieu of Class A Stock, pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 2,170,043 shares of Class A Stock, at a purchase price of $0.8646 per Pre-Funded Warrant less the exercise price per Pre-Funded Warrant, and (iii) warrants to purchase 11,566,043 shares of Class A Stock (the “Warrants”). The Offering is expected to close on or about February 27, 2023, subject to the satisfaction of certain customary closing conditions. The Company expects to receive aggregate gross proceeds from the Offering of approximately $10 million, before deducting estimated expenses in connection with the Offering, payable by the Company. The Company expects the net proceeds from the Offering to be used to satisfy certain stock repurchase obligations of the Company.

In connection with the Offering, on February 23, 2023, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Stifel, Nicolaus & Company, Incorporated (the “Placement Agent”), pursuant to which the Company agreed to issue and sell the Class A Stock, Pre-Funded Warrants and Warrants, and the Placement Agent agreed to act as placement agent on a “best efforts” basis in connection with the Offering. The Company paid the Placement Agent an aggregate fee equal to 6.5% of the gross proceeds raised in the Offering. The Company agreed to reimburse the Placement Agent $50,000 for expenses in connection with the Offering.

The purchase price of each Pre-Funded Warrant equals the price per share at which shares of our Class A Stock are being sold in the Offering minus $0.00001, and the exercise price of each Pre-Funded Warrant equals $0.00001 per share. The Pre-Funded Warrants are exercisable at any time after their original issuance, subject to the availability of authorized but unissued shares of Class A Stock, and will not expire until exercised in full.

The Warrants have an exercise price per share of Class A Stock equal to $1.15 per share. The Warrants are exercisable beginning August 27, 2023, subject to the availability of authorized but unissued shares of Class A Stock, and will expire August 27, 2028. The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.

The Pre-Funded Warrants to be issued in the Offering provide that the Investor will not have the right to exercise any portion of its Pre-Funded Warrants if such exercise would cause (i) the aggregate number of shares of Class A Stock beneficially owned by the Investor (together with its affiliates) to exceed 9.99% of the number of shares of Class A Stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of the Company’s securities beneficially owned by the Investor (together with its affiliates) to exceed 9.99% of the combined voting power of all of the Company’s securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants.

The Warrants to be issued in the Offering provide that the Investor will not have the right to exercise any portion of its Warrants if such exercise would cause (i) the aggregate number of shares of Class A Stock beneficially owned by the Investor (together with its affiliates) to exceed 4.99% of the number of shares of Class A Stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of the Company’s securities beneficially owned by the Investor (together with its affiliates) to exceed 4.99% of the combined voting power of all of the Company’s securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

The Securities Purchase Agreement includes certain covenants of the Company and the Investor, including covenants for the Investor to vote all of Investor’s shares of Class A Stock in favor of the recommendations of the Company’s Board of Directors at any meetings of stockholders within 18 months of the date of the Securities Purchase Agreement, and for the Investor to refrain during such 18 month period from participating in the solicitation of proxies with respect to securities of the Company, participating in any “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to shares of Class A Stock, depositing any shares of Class A Stock in any voting trust or voting agreement, submitting or encouraging any nominations in furtherance of a “contested solicitation” for the appointment, election or removal of directors with respect to the Company, seeking representation on the Company’s Board of Directors, selling any Class A Shares other than pursuant to an open market transaction unless the buyer enters into a written agreement with the Company, making certain proposals with respect to a merger, tender offer or business combination, or influencing the voting or disposition of any securities of the Company at any annual or special meeting of the stockholders of the Company with respect to the appointment, election or removal of directors.

The Securities Purchase Agreement and the Placement Agency Agreement also contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, the Placement Agent and the Investor, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Securities Purchase Agreement  and the Placement Agency Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The shares of Class A Stock, the Pre-Funded Warrants and the Warrants will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333‑267230), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on September 12, 2022. The Company filed a prospectus supplement, dated February 23, 2023, with the SEC in connection with the offer and sale of the shares.

The above summary of the Pre-Funded Warrants, the Warrants, the Placement Agency Agreement and the Securities Purchase Agreement, does not purport to be complete and is qualified in its entirety by reference to such agreements, copies of which are attached as Exhibits 1.1, 4.1, 4.2 and 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The legal opinion of Bradley Arant Boult Cummings LLP relating to the shares of Class A Stock, the Pre-Funded Warrants and the Warrants issued in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Class A Stock discussed herein, nor shall there be any offer, solicitation, or sale of Class A Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 7.01          Regulation FD Disclosure.

On February 23, 2023, Momentus issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

This information and the information contained in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in any such filing, regardless of any general incorporation language in the filing.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
1.1	Placement Agency Agreement by and between the Company and the Placement Agent
4.1	Form of Pre-Funded Warrant
4.2	Form of Warrant
5.1	Opinion of Bradley Arant Boult Cummings LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Bradley Arant Boult Cummings LLP (included with the opinion filed as Exhibit 5.1)
99.1	Press Release, dated February 23, 2023, issued by Momentus Inc. announcing the Offering
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		By:	/s/ Paul Ney
		Name:	Paul Ney
Dated:	February 23, 2023	Title:	Chief Legal Officer and Corporate Secretary